Page 22 of 23 Pages

EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:

April 2, 2010

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By:

Barington Companies Investors, LLC, its general partner

By: /s/ James A. Mitarotonda

Name: James A. Mitarotonda

Title:   Managing Member

BARINGTON COMPANIES INVESTORS, LLC

By: /s/ James A. Mitarotonda

Name: James A. Mitarotonda

Title:   Managing Member

BARINGTON CAPITAL GROUP, L.P.

By:  LNA Capital Corp., its general partner

By: /s/ James A. Mitarotonda

Name: James A. Mitarotonda

Title:   President and CEO

LNA CAPITAL CORP.

By: /s/ James A. Mitarotonda

Name: James A. Mitarotonda

Title:   President and CEO

/s/ James A. Mitarotonda

James A. Mitarotonda

ICS OPPORTUNITIES, LTD.

By: Millennium International Management LP,

as Investment Manager

By:  /s/ David Nolan

Name: David Nolan

Title:   Co-President

Page 23 of 23 Pages

MILLENNIUM INTERNATIONAL MANAGEMENT LP

By:  /s/ David Nolan

Name: David Nolan

Title:   Co-President

MILLENNIUM INTERNATIONAL MANAGEMENT GP LLC

By:  /s/ David Nolan

Name: David Nolan

Title:   Executive Vice President

MILLENNIUM MANAGEMENT LLC

By:  /s/ David Nolan

Name: David Nolan

Title:   Co-President

/s/ Israel A. Englander by David Nolan

Pursuant to Power of Attorney filed with the SEC on June 6, 2005

Israel A. Englander